                                   EXHIBIT B

              TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
              ---------------------------------------------------
                            DURING THE PAST 60 DAYS
                            -----------------------

                                                      Price
Settlement                  For the                    per
  Date          By         Account of     Quantity    Share     Type of Trade   Broker
----------   -----------  -----------     --------  ---------   -------------   ------
======================================================================================
  06/13/97   Partners      BVF             40,000    $11.4545   Purchase        MLCO
--------------------------------------------------------------------------------------
  06/13/97   Partners      BVF Ltd.        15,000    $11.4545   Purchase        MLCO
--------------------------------------------------------------------------------------
  06/17/97   Partners      BVF              6,000    $11.3750   Purchase        ABSB
--------------------------------------------------------------------------------------
  06/17/97   Partners      ILL10            3,000    $11.3750   Purchase        ABSB
--------------------------------------------------------------------------------------
  06/17/97   Partners      BVF Ltd.         3,000    $11.3750   Purchase        ABSB
--------------------------------------------------------------------------------------
  06/25/97   Partners      BVF             10,000    $11.3750   Purchase        ABSB
--------------------------------------------------------------------------------------
  06/25/97   Partners      ILL10            1,600    $11.5000   Purchase        COWN
--------------------------------------------------------------------------------------
  06/25/97   Partners      PAL              1,400    $11.5000   Purchase        COWN
--------------------------------------------------------------------------------------
  06/25/97   Partners      ZPG              1,200    $11.5000   Purchase        COWN
--------------------------------------------------------------------------------------
  06/25/97   Partners      BVF Ltd.         3,800    $11.5000   Purchase        COWN
--------------------------------------------------------------------------------------
  06/25/97   Partners      BVF              2,000    $11.5000   Purchase        COWN
--------------------------------------------------------------------------------------
  06/26/97   Partners      BVF              1,000    $11.3125   Purchase        ABSB
--------------------------------------------------------------------------------------
  06/27/97   Partners      PAL             10,000    $11.2500   Purchase        COWN
--------------------------------------------------------------------------------------
  06/27/97   Partners      ZPG             10,000    $11.1250   Purchase        MLCO
--------------------------------------------------------------------------------------
  06/27/97   Partners      BVF Ltd.         7,000    $11.1250   Purchase        MLCO
--------------------------------------------------------------------------------------
  06/30/97   Partners      BVF             46,500    $11.2310   Purchase        COWN
--------------------------------------------------------------------------------------
  06/30/97   Partners      ILL10            5,000    $11.2310   Purchase        COWN
--------------------------------------------------------------------------------------
  06/30/97   Partners      PAL              5,000    $11.2310   Purchase        COWN
--------------------------------------------------------------------------------------
  06/30/97   Partners      ZPG              2,500    $11.2310   Purchase        COWN
--------------------------------------------------------------------------------------
  06/30/97   Partners      BVF Ltd.        20,000    $11.2310   Purchase        COWN
--------------------------------------------------------------------------------------
  07/02/97   Partners      BVF             10,000    $10.6250   Purchase        MLCO
--------------------------------------------------------------------------------------
  07/02/97   Partners      ILL10            5,000    $10.6250   Purchase        MLCO
--------------------------------------------------------------------------------------
  07/02/97   Partners      PAL              5,000    $10.6250   Purchase        MLCO
--------------------------------------------------------------------------------------
  07/02/97   Partners      ZPG              2,500    $10.6250   Purchase        MLCO
--------------------------------------------------------------------------------------
  07/02/97   Partners      BVF Ltd.         7,500    $10.6250   Purchase        MLCO
--------------------------------------------------------------------------------------
  07/25/97   Partners      BVF             11,000    $11.5625   Purchase        ABSB
--------------------------------------------------------------------------------------
  07/25/97   Partners      ILL10            1,700    $11.5625   Purchase        ABSB
--------------------------------------------------------------------------------------

                                                      Price
Settlement                  For the                    per
  Date          By         Account of     Quantity    Share     Type of Trade   Broker
----------   -----------  -----------     --------  ---------   -------------   ------
======================================================================================
  07/25/97   Partners      PAL                800    $11.5625   Purchase        ABSB
--------------------------------------------------------------------------------------
  07/25/97   Partners      ZPG                500    $11.5625   Purchase        ABSB
--------------------------------------------------------------------------------------
  07/25/97   Partners      BVF Ltd.         6,000    $11.5625   Purchase        ABSB
--------------------------------------------------------------------------------------
  07/31/97   Partners      BVF             18,500    $11.1250   Purchase        ABSB
--------------------------------------------------------------------------------------
  07/31/97   Partners      ILL10            5,000    $11.1250   Purchase        MLCO
--------------------------------------------------------------------------------------
  07/31/97   Partners      BVF Ltd.        21,500    $11.1250   Purchase        MLCO
--------------------------------------------------------------------------------------
  07/31/97   Partners      BVF             13,500    $11.1250   Purchase        MLCO
--------------------------------------------------------------------------------------
  08/07/97   Partners      BVF             10,000    $11.3750   Purchase        COWN
--------------------------------------------------------------------------------------
  08/07/97   Partners      ILL10            1,500    $11.3750   Purchase        COWN
--------------------------------------------------------------------------------------
  08/07/97   Partners      ZPG              1,000    $11.3750   Purchase        COWN
--------------------------------------------------------------------------------------
  08/07/97   Partners      BVF Ltd.         5,500    $11.3750   Purchase        COWN
--------------------------------------------------------------------------------------

ABSB         =             Alex Brown
COWN         =             Cowen & Co.
MLCO         =             Merrill Lynch & Co.